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                          LINCOLN NATIONAL CORPORATION
         EXHIBIT 23 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Forms S-3 and S-8 (nos. 33-51415, 33-51721, 33-58113, 33-52667, 33-04711,
333-04113, 333-32667, 333-49201 and 333-84728) of Lincoln National Corporation
and in the related prospectuses of our report dated February 7, 2003, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
March 13, 2003